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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated March 28, 2000, accompanying the consolidated financial statements appearing in the Annual Report on Form 10-K of BrightStar Information Technology Group, Inc. for the year ended December 31, 1999, contained in this Amendment No. 2 to the Registration Statement on Form S-1. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the heading "Experts."

Grant Thornton LLP
San Jose, California
November 20, 2000